Exhibit 99.1

Agassi Sports Entertainment Announces Merchandise Licensing Agreement with Rhino Entertainment LLC to Launch Grateful Dead Branded Pickleball and Padel Merchandise

Agreement pairs the iconic Grateful Dead brand with Agassi Sports Entertainment’s growing footprint in pickleball and padel, expanding ASE’s lifestyle merchandise offering

LAS VEGAS, NV (November 5, 2026) Agassi Sports Licensing LLC, a wholly owned subsidiary of Agassi Sports Entertainment Corp. (OTCID:AASP) (“ASE” or the “Company”), a sports, media, and technology platform focused on the global racket sports ecosystem and built around the iconic brands of Andre Agassi and Stefanie Graf, today announced that it has entered into a merchandise licensing agreement with Rhino Entertainment LLC, a Warner Music Group company, to develop and distribute a line of Grateful Dead branded pickleball and padel merchandise.

After a 30 year touring career and over 2,300 live performances worldwide, the Grateful Dead remains one of the most enduring and commercially successful brands in music and entertainment. Its imagery, including the iconic dancing bears and “Stealie” logo, is recognized across generations and has been successfully extended into apparel, footwear, and lifestyle categories through partnerships with leading consumer brands. This agreement extends that legacy into pickleball and padel, categories experiencing rapid growth across a broad and diverse demographic, and reflects the continued strength and versatility of the Grateful Dead brand across new markets.

Under the agreement, the Company will design and market a collection of branded products, which may be co-branded with the Agassi logo and may include equipment, accessories, apparel, and hydration products, drawing on the Grateful Dead’s iconic imagery and enduring cultural legacy. The Company has also entered into a manufacturing agreement to manufacture and distribute the licensed products. The parties intend for the collection to be sold through direct-to-consumer and select wholesale channels worldwide.

“Pickleball has become a true cultural crossover sport, and the Grateful Dead’s imagery and community spirit align naturally with the energy we see on and off the court,” said Ron Boreta, CEO and co-founder of Agassi Sports Entertainment. “This agreement gives us the opportunity to bring a beloved, multi-generational brand into the pickleball space in an authentic way, and to offer our community something distinctive as we continue building out our merchandise and lifestyle offering.”

“I’ve always believed the best brands aren’t manufactured, they’re earned,” added Andre Agassi, co-founder of Agassi Sports Entertainment. “The Dead earned theirs over decades. I believe the popularity of pickleball and padel is exploding because people want more than a sport, they want a scene, a community. Nobody understands building a community around something people love more than the Grateful Dead. We’re proud to bring that legacy onto the court.”

The Company anticipates that products under the collection will begin rolling out in mid-2027, with additional details on specific products, pricing, and availability to be announced closer to launch.

About Agassi Sports Entertainment (AASP) Agassi Sports Entertainment is a sports, media, and technology company focused on building the next generation of racket sports experiences, spanning events, media, technology and facilities. ASE partners with world-class brand and operators to grow global participation in pickleball, padel, and related sports.

About Grateful Dead The Grateful Dead is a social and musical phenomenon that grew into a genuine American treasure. In 1965, an entire generation was linked together by common ideals, gathering by the hundreds and thousands. This movement created a seamless connection between the band and its fans. As the band toured, Dead Heads would follow. Not because it was a part of popular culture but because it is a true counterculture that exists to this very day-one that earnestly believes in the value of its beliefs. By 1995, the Grateful Dead had attracted the most concertgoers in the history of the music business, and today remains one of the all-time leaders in concert ticket sales. Eventually, the caravan evolved into a community with various artists, craftsmen and entrepreneurs supplying a growing demand for merchandise that connected them to the music with their final tally being 2,318 total concerts. The band was inducted into the Rock & Roll Hall of Fame in 1994 and received a Recording Academy Lifetime Achievement Award in 2007, commemorated in the 47th class of the Kennedy Center Honorees, as well as the 2025 MusiCares Persons of the Year honored at the 67th Annual GRAMMY® Awards. The Grateful Dead celebrated their 66th Top 40 album on the Billboard chart —a feat no other artist has achieved —claiming the Guinness World Records title for the most Top 40 albums charted on the US Billboard 200.

Forward-Looking Statements

This press release includes “forward-looking statements”, including information about Agassi Sports Entertainment’s future expectations, plans, and prospects. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Factors that could cause actual results to differ materially include, without limitation: (a) the timing, cost, funding availability, anticipated benefits of, and successful implementation of, the Company’s planned Grateful Dead products, its Let’s Play initiative, including plans to seek to consolidate opportunities forming a global network of racket sports facilities and members through acquisition, collaboration, and partnerships with best of class operators, as well as the costs, availability of funding for, timeline for, and ultimate results of, such plans; (b) the Company’s ability to raise sufficient capital to fund operations, satisfy obligations to third-party service providers, support growth initiatives and continue as a going concern, the terms on which such financing may be available, and potential dilution resulting therefrom; (c) intense competition in the court sports, digital platform and live event industries and the Company’s ability to compete effectively and achieve market acceptance for its products and services; (d) the Company’s limited operating history, lack of significant revenues, history of losses, unproven business model and lack of experience in the court sports industry, and the risk that it may not achieve profitability or successfully execute its business plan; (e) the Company’s dependence on its management team and key personnel, the absence of employment agreements with certain personnel, and its ability to manage future growth and operational complexity; (f) the Company’s reliance on the continued involvement, reputation and brand recognition of Andre Agassi, Darren Cahill, Stefanie Graf, and related strategic relationships; (g) the Company’s planned concentration in the pickleball and padel industries and its ability to capitalize on anticipated industry growth trends; (h) adverse economic conditions, including inflation, reduced consumer and corporate discretionary spending and capital markets conditions, which could negatively affect demand, operating results, financial condition, cash flows and the Company’s ability to raise capital; (i) risks related to the Company’s planned use of artificial intelligence, cybersecurity incidents, disruptions to information systems, evolving privacy and data protection laws, and unauthorized access to customer data; (j) the Company’s ability to secure suitable venues, sponsorships, participants, permits and approvals and to successfully execute and scale planned events and operations; (k) claims, liabilities, injuries, accidents or other risks arising from the construction or operation of potential facilities, live events, or the use of future premises, equipment or services, and the adequacy of insurance coverage; and (l) the Company’s ability to satisfy Nasdaq’s quantitative listing standards, Nasdaq’s discretionary approval of the pending listing of the Company’s common stock on Nasdaq, based on qualitative factors, and the timing associated therewith. Additional risks are described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports, which are available at www.sec.gov. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law.

Contact:

Agassi Sports Entertainment Corp.

Ron Boreta, Chief Executive Officer

702-400-4005

ir@agassisports.com

agassisports.com